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                                                                       EXHIBIT 5
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                                                                   July 27, 2000

Mainspring, Inc.
One Main Street
Cambridge, MA  02142

Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We are acting as counsel for Mainspring, Inc., a Delaware corporation (the "Company"), in connection with the registration on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 3,017,669 shares of Common Stock par value $.01 per share of the Company under the Amended and Restated 1996 Omnibus Stock Plan (the "1996 Plan"), (ii) 5,000,000 shares of Common Stock par value $.01 per share of the Company under the 2000 Stock Option and Incentive Plan (the "2000 Plan"), (iii) 200,000 shares of Common Stock par value $.01 per share of the Company under the 2000 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), and 1,000,000 shares of Common Stock par value $.01 per share of the Company under the 2000 Employee Stock Purchase Plan (the "Purchase Plan") (collectively the "Stock Plans").

     In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Stock Plans, (b) the Company's Fourth Amended and Restated Certificate of Incorporation, as amended, (c) the Company's By-laws, (d) a specimen of the form of Certificate evidencing the shares of Common Stock of the Company and (e) the minute books of the Company.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company issued or proposed to be issued pursuant to the terms of the Stock Plans, and the terms of any agreement relating to such issuance, will be upon receipt of the consideration provided for in the Stock Plans, validly issued, fully paid and nonassessable upon the issuance of such shares in accordance with the terms of the Stock Plans.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                              Very truly yours,

                              /s/ Testa, Hurwitz & Thibeault, LLP

                              TESTA, HURWITZ & THIBEAULT, LLP